UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 12, 2022

MOVING iMAGE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40511	85-1836381
(Commission File Number)	(IRS Employer Identification No.)

17760 Newhope Street, Fountain Valley, CA	92708
(Address of Principal Executive Offices)	(Zip Code)

(714) 751-7998

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value	MITQ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 4.01	Change in Registrant’s Certifying Accountant.

On April 12, 2022, the Audit Committee of the Board of Directors (the “Audit Committee”) of Moving iMage Technologies, Inc. (the “Company”) received a letter from CohnReznick LLP (“CohnReznick”) stating that, effectively immediately, CohnReznick is resigning as the Company’s independent registered public accounting firm.

The report of CohnReznick on the Company’s financial statements for fiscal years ended June 30, 2021 and 2020 included in the Company’s annual report on form 10-K for the year ended June 30, 2021, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended June 30, 2021 and 2020 and the subsequent interim period through April 12, 2022, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and CohnReznick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which would have caused it to make reference to the subject matter of such a disagreement in connection with its audit reports on the Company’s financial statements for such years.

During the fiscal years ended June 30, 2021 and 2020 and the subsequent interim period through April 12, 2022, there was one reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). CohnReznick reported material weaknesses in internal controls over financial reporting. Prior to the completion of its initial public offering in July 2021, the Company had been a private company with limited accounting personnel and other resources to address internal control over financial reporting. During the course of preparing its consolidated financial statements, the Company determined that it had a material weakness in its internal control over financial reporting as of June 30, 2021 and 2020, relating to its financial reporting processes. Furthermore, on February 28, 2022, the Company filed a Form 8-K/A disclosing that on February 17, 2022, the Company’s independent registered public accounting firm informed the Company of a material misstatement in the comparative unaudited condensed consolidated financial statements for the quarter ended September 30, 2021 and 2020 and that it will be required to restate its previously issued unaudited condensed consolidated financial statements for the three months ended September 30, 2021 and 2020 that were previously included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 15, 2021. During the course of preparing its consolidated financial statements for the years ended June 30, 2021 and 2020, the Company determined that it had, and still has, material weaknesses in its internal control over financial reporting processes relating to its financial reporting processes associated with (i) the design and operation of closing and financial reporting process, (ii) the absence of formal or documented accounting policies or procedures, (iii) inadequate segregation of duties issues existed and (iv) absence of formal review processes associated with journal entries.

The Company has provided CohnReznick with a copy of the foregoing disclosures it is making in this Current Report on Form 8-K prior to its filing and requested, in accordance with applicable practices, that CohnReznick furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. Attached as Exhibit 16.1 is a copy of CohnReznick’s letter, dated April 18, 2022, stating that it agrees with such statements.

The Audit Committee is taking actions to engage a successor independent registered public accounting firm.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
16.1	Letter from CohnReznick LLP to the Securities and Exchange Commission dated April 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVING IMAGE TECHNOLOGIES, INC.

Date: April 18, 2022

	By:	/s/ Michael Sherman
	Name:	Michael Sherman
	Title:	Chief Financial Officer